Exhibit 21

Subsidiaries of the Registrant

The Timken Company has no parent company.

The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

Name	State or sovereign power under laws of which organized	Percentage of voting securities owned directly or indirectly by Company
	United States
Bearing Inspection, Inc.	California	100%
Drives Brazil Holdings I, LLC	Delaware	100%
Drives Brazil Holdings II, LLC	Delaware	100%
EDC, Inc.	Ohio	100%
MPB Corporation	Delaware	100%
Rail Bearing Service LLC	Virginia	100%
The Timken Corporation	Ohio	100%
The Timken Service and Sales Company	Ohio	100%
Timken Aerospace Transmissions, LLC	Delaware	100%
Timken Alcor Aerospace Technologies, Inc.	Delaware	100%
Timken Boring Specialties, LLC	Delaware	100%
Timken Communications Company	Ohio	100%
Timken Drives LLC	Delaware	100%
Timken Gears & Services Inc.	Ohio	100%
Timken Holdings LLC	Delaware	100%
Timken Housed Units, Inc.	Washington	100%
Timken Industrial Services, LLC	Delaware	100%
Timken Mexico Holdings, LLC	Delaware	100%
Timken Receivables Corporation	Delaware	100%
Timken U.S. Holdings LLC	Delaware	100%
Timken US LLC	Delaware	100%
TSB Metal Recycling LLC	Ohio	100%

	International
Ansie Rossouw Investments No. 6 (Proprietary) Limited	South Africa	100%
Australian Timken Proprietary Limited	Australia	100%
Drives do Brasil Participacoes Ltda.	Brazil	100%
FirstBridge (Shanghai) Trading Co., Ltd.	China	100%
Jiangsu TWB Bearings Co., Ltd.	China	100%
Nihon Timken K.K.	Japan	100%
PTBridge (Hong Kong) Investment Limited	Hong Kong	100%
Q.M. (Wuxi) Bearings Co., Ltd.	China	100%
Timken (Anshan) Industrial Services Co., Ltd.	China	60%
Timken (Bermuda) L.P.	Bermuda	100%
Timken (Chengdu) Aerospace and Precision Products Co., Ltd.	China	100%
Timken (China) Investment Co., Ltd.	China	100%
Timken (Gibraltar) 2 Limited	Gibraltar	100%
Timken (Gibraltar) Limited	Gibraltar	100%
Timken (Hong Kong) Holding Limited	Hong Kong	100%
Timken (Mauritius) Limited	Mauritius	100%
Timken (Shanghai) Distribution and Sales Co., Ltd.	China	100%

Timken (Wuxi) Bearings Co., Ltd.	China	100%
Timken Alloy Steel Europe Limited	England	100%
Timken Argentina Sociedad De Responsabilidad Limitada	Argentina	100%
Timken Australia Holdings ULC	Canada	100%
Timken Bermuda Treasury Ltd	Bermuda	100%
Timken Canada GP ULC	Canada	100%
Timken Canada Holdings ULC	Canada	100%
Timken Canada LP	Canada	100%
Timken De Mexico, S.A. De C.V.	Mexico	100%
Timken De Venezuela C.A.	Venezuela	100%
Timken Do Brasil Comercio E Industria Limitada	Brazil	100%
Timken Engineering and Research—India Private Limited	India	100%
Timken Espana, S.L.	Spain	100%
Timken Europe B.V.	Netherlands	100%
Timken Global Treasury SARL	Luxembourg	100%
Timken GmbH	Germany	100%
Timken India Limited	India	80%
Timken India Manufacturing Private Limited	India	100%
Timken Italia S.r.l.	Italy	100%
Timken Korea Limited Liability Corporation	Korea	100%
Timken Lux Holdings II S.A R.L.	Luxembourg	100%
Timken Luxembourg Holdings SARL	Luxembourg	100%
Timken Polska SP z.o.o.	Poland	100%
Timken Romania SA	Romania	98.9%
Timken-Rus Service Company, ooo	Russia	100%
SC Timken SBB S.R.L.	Romania	100%
Timken Singapore PTE Ltd.	Singapore	100%
Timken South Africa (PTY) Limited	South Africa	100%
Timken UK Limited	England	100%
Timken-XEMC (Hunan) Bearings Co., Ltd.	China	80%
TTC Asia Limited	Cayman Islands	100%
Yantai Timken Co., Ltd.	China	100%

The Company also has a number of inactive subsidiaries that were incorporated for name-holding purposes.